EXHIBIT 4.2

                                                  AMENDMENT NO. 1
                                            Dated as of August 31, 1998
                                                        to
                                    THIRD AMENDED AND RESTATED CREDIT  AGREEMENT
                    Dated as of September 27, 1989 and Amended and Restated as of July 31, 1998


                  THIS AMENDMENT NO. 1 (this "Amendment") is made as of August 31, 1998 by and among The Interlake Corporation (the "Borrower"), the financial institutions listed on the signature pages hereof (the "Banks") and The Chase Manhattan Bank, as Administrative Agent (the "Agent") under that certain Third Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of July 31, 1998, by and among the Borrower, the Banks, the Agent and The First National Bank of Chicago, as Documentation Agent (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                  WHEREAS, the Borrower, the Banks and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Banks and the Agent have agreed to the following amendment to the Credit Agreement.

                  1. Amendment to Credit Agreement. Subject to the satisfaction of the condition precedent set forth in Section 3 below, Section 8.11 of the Credit Agreement is hereby amended by deleting from the proviso to clause(i)(a) thereof the words "the amount of Disposition Proceeds at" and substituting therefor the figure and words "$15,000,000 face value of such Senior Notes or Permanent Subordinated Debentures at market".

                  2. Correction. The parenthetical phrase in Section 8.09(i) of the Credit Agreement is corrected to read: "(i.e., negative $156,682,000)".

                  3. Conditions of Effectiveness. The effectiveness of the foregoing amendment is subject to the condition precedent that the Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Required Banks and the Consent attached hereto duly executed by the Guarantors. Upon the satisfaction of the foregoing condition precedent, this Amendment shall be deemed effective as of the date hereof.

                  4.  Representations  and  Warranties  of  the  Borrower.   The
Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms.

                 (b) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Section 6 of the Credit Agreement, as amended hereby, are true and correct, except for changes reflecting events, conditions or transactions permitted or not prohibited by the Credit Agreement.

                  5. Reference to and Effect on the Credit Agreement.

                  (a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended and corrected above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                  6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                            THE INTERLAKE CORPORATION,
                                              as the Borrower


                                            By:/s/Stephen Gregory
                                            Name: Stephen Gregory
                                            Title: Vice President-Finance

                                            THE CHASE MANHATTAN BANK,
                                          as a Bank and as Administrative Agent


                                            By:/s/John Twichell
                                            Name:  John Twichell
                                            Title:  Vice President

                       THE FIRST NATIONAL BANK OF CHICAGO,
                      as a Bank and as Documentation Agent


                                            By:/s/Karen F. Kizer
                                            Name: Karen Kizer
                                            Title:  Senior Vice President

                                            THE BANK OF NOVA SCOTIA,
                                              as a Bank


                                           By:/s/F.C.H. Ashby
                                           Name: F. C. H. Ashby
                      Title: Senior Manager Loan Operations

                                            NATIONAL BANK OF CANADA,
                                              as a Bank


                                            By:/s/Jonathan M. Millard
                                            Name: Jonathan M. Millard
                         Title: Assistant Vice President

                                            By:/s/C.F.(Boot) Martin, Jr.
                                            Name: C.F.(Boot) Martin, Jr.
                        Title: Vice President and Manager


                                            KZH-IV LLC,
                                              as a Bank


                                            By:/s/Virginia Conway
                                            Name:  Virginia Conway
                                            Title:  Authorized Agent




                                                     CONSENT

                                            Dated as of August 31, 1998


                  The undersigned, as Guarantors under the Subsidiary Guaranties, as Assignors under the Subsidiary Security Agreements and/or as Pledgors under the Subsidiary Pledge Agreements (the Subsidiary Guaranties, the Subsidiary Security Agreements and the Subsidiary Pledge Agreements being, collectively, the "Credit Documents"), hereby consent to the foregoing Amendment and hereby confirm and agree that (i) the Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, on and after the effective date of the foregoing Amendment, each reference in the Credit Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the foregoing Amendment, and (ii) the Subsidiary Security Agreements and the Subsidiary Pledge Agreements and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

CHEM-TRONICS, INC.
GARY STEEL SUPPLY COMPANY
INTERLAKE ARD CORPORATION
THE INTERLAKE COMPANIES, INC.
INTERLAKE MATERIAL HANDLING, INC.
CONCO-TELLUS, INC.
INTERLAKE AUSTRALIAN MINING
   VENTURES, INC.


By: /s/Stephen R. Smith
      Name:  Stephen R. Smith
      Title:  Vice President


INTERLAKE DRC LIMITED


By: /s/Stephen Gregory
      Name:  Stephen Gregory
      Title:  Vice President